Exhibit 10.3

SIXTH AMENDMENT OF LEASE

THIS SIXTH AMENDMENT OF LEASE, made as of the 29th day of June, 2018 (this "Amendment"), by and between ONE PENN PLAZA LLC, a New York limited liability company, having an office c/o Vornado Office Management LLC, 888 Seventh Avenue, New York, New York 10019 ("Landlord"), and OPHTHOTECH CORPORATION, a Delaware corporation, having an office at One Penn Plaza, New York, New York 10019 ("Tenant").
W I T N E S S E T H:
WHEREAS, by Lease, dated as of September 30, 2007 (the "Original Lease"), between Landlord and Tenant, Landlord did demise and lease to Tenant and Tenant did hire and take from Landlord, a portion of the rentable area located on the thirty-fifth (35th) floor of the building known as and by the street address of One Penn Plaza, New York, New York (the "Building"), as more particularly described therein (the "Original Premises");
WHEREAS, the Original Lease was amended and modified by a letter agreement, dated as of September 28, 2012 (the "Letter Agreement"), between Landlord and Tenant;
WHEREAS, by Amendment of Lease, dated as of August 30, 2013 (the "First Amendment"), between Landlord and Tenant, (x) Tenant surrendered the Original Premises to Landlord, (y) Landlord did demise and lease to Tenant and Tenant did hire and take from Landlord, a portion of the nineteenth (19th) floor of the Building, as more particularly described therein (the "First 19th Floor Premises"), and (z) Landlord and Tenant extended the term of the Original Lease;
WHEREAS, by Second Amendment of Lease, dated as of December 20, 2013 (the "Second Amendment"), between Landlord and Tenant, Landlord did demise and lease to

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Tenant and Tenant did hire and take from Landlord, an additional portion of the nineteenth (19th) floor of the Building, as more particularly described therein (the "Second 19th Floor Premises");
WHEREAS, by Third Amendment of Lease, dated as of April 18, 2014 (the "Third Amendment"), between Landlord and Tenant, Landlord did demise and lease to Tenant and Tenant did hire and take from Landlord an additional portion of the nineteenth (19th) floor of the Building, as more particularly described therein (the "Third 19th Floor Premises");
WHEREAS, by Fourth Amendment of Lease, dated as of December 31, 2014 (the "Fourth Amendment"), between Landlord and Tenant, Landlord did demise and lease to Tenant and Tenant did hire and take from Landlord an additional portion of the nineteenth (19th) floor of the Building, as more particularly described therein (the "Fourth 19th Floor Premises"; the First 19th Floor Premises, the Second 19th Floor Premises, the Third 19th Floor Premises and the Fourth 19th Floor Premises, collectively, the "Surrender Premises");
WHEREAS, by notice from Tenant to Landlord dated January 26, 2017 (the "Termination Notice"), Tenant exercised Tenant's Termination Right (as such term is defined in the Lease) with respect to the Lease;
WHEREAS, by Fifth Amendment of Lease, dated as of October 1, 2017 (the "Fifth Amendment"; the Original Lease, as modified by the Letter Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Termination Notice, and the Fifth Amendment, the "Lease"), between Landlord and Tenant, (i) Landlord and Tenant rescinded the Termination Notice, (ii) Landlord and Tenant terminated the Lease with respect to the Surrender Premises only, (iii) Tenant leased from Landlord a portion of the thirty-fifth (35th) floor of the Building, as more particularly shown therein (the "Premises"), and (iv) Landlord and Tenant otherwise modified the Lease as set forth therein;

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WHEREAS, the term of the Lease is scheduled to expire on December 31, 2018; and
WHEREAS, Landlord and Tenant desire to extend the term of the Lease and otherwise modify the Lease as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:
1.Definitions. All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.
2.Lease Term.    The Term is hereby extended on all of the same terms and conditions set forth in the Lease, as hereinafter modified, so that the Term shall expire at 11:59 PM on June 30, 2020 (the "Modified Expiration Date"), unless it shall sooner expire pursuant to any of the terms, covenants or conditions of the Lease, as amended by this Amendment, or pursuant to law. Accordingly, the Modified Expiration Date shall be deemed the Fixed Expiration Date, with respect to the Premises only, for all purposes of the Lease, as amended by this Amendment.
3.Modification of Lease as of the Modified Effective Date. From and after January 1, 2019 (the "Modified Effective Date"), the Lease is amended and modified as follows:
(A)The Fixed Rent (together with the Electricity Inclusion Factor as the date hereof) shall be an amount equal to Nine Hundred Ninety-Two Thousand Two Hundred Forty-Four and 50/100 Dollars ($992,244.50) per annum ($82,687.04 per month) for the period

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commencing on the Modified Commencement Date and ending on the Modified Expiration Date.
(B)The provisions of Article 2 of the Lease shall be applicable with respect to the Premises to the effect that from and after the Modified Effective Date, (i) Tenant shall be obligated to pay the Tax Payment and the Operating Expense Payment with respect Premises and (ii) the modifications to Sections 13.4, 14.1(A), 15.3(A), 15.3(B), 17.3(E)(2)(c)(ii) and 17.3(F)(3)(a) of the Lease, as set forth in Paragraph 5(K) of the First Amendment and the modification to Section 21.3(A)(2) of the Lease, as set forth in Paragraph 5(L) of the First Amendment, shall be applicable with respect to the Premises.
(C)The term "Base Taxes", as such term is defined in Section 2.1(B) of the Lease, shall mean the quotient obtained by dividing (i) the Taxes for the Base Tax Year, by (ii) the number of Tax Years in the Base Tax Year.
(D)The term "Base Tax Year", as such term is defined in Section 2.1(C) of the Lease, shall mean the two (2) Tax Years commencing on July 1, 2018 and ending on June 30, 2020.
(E)The term "Tax Payment", as such term is defined in Section 2.1(F) of the Lease, shall be deemed amended and modified to insert before the period at the end thereof, the words "(it being understood that the Tax Payment shall be due with respect to each Tax Year following the first Tax Year in the Base Tax Period)".
(F)The term "Tenant's Tax Share", as such term is defined in Section 2.1(I) of the Lease, shall mean, subject to the terms of the Lease, five thousand five hundred sixty-eight ten-thousandths percent (0.5568%).

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(G)The term "Base Operating Expense Year", as such term is defined in Section 2.5(B) of the Lease, as set forth in Exhibit "B" to the First Amendment, shall mean the 2019 calendar year.
(H)The term "Tenant's Operating Expense Share", as such term is defined in Section 2.5(H) of the Lease, as set forth in Exhibit "B" to the First Amendment, shall mean, subject to the terms of the Lease, six thousand three hundred eighty-five ten-thousandths percent (0.6385%).
4.Additional Modifications of Lease. From and after the date hereof, the Lease is hereby amended and modified as follows:
(A)    Section 2.1(E) of the Lease is hereby amended and modified to insert before the period at the end of the second sentence thereof, the words "or as a result of the tax exempt status of any tenant or occupant of the Real Property".
(B)    Section 2.5(D) of the Lease, as set forth in Exhibit "B" to the First Amendment, is hereby amended and modified as follows:
(i)    to insert after the words "employing personnel therefor)" on the fourth (4th) line thereof, the words "and for the operations thereof,";
(ii)    to insert before the comma at the end of clause (10) thereof, the words "other than salaries and the costs of benefits of Persons to the extent providing services to and properly allocable to the Building"; and
(iii)    to insert before the comma at the end of clause (15) thereof, the words "(other than the amount of retained losses)".

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(C)    Section 2.8 of the Lease, as set forth in Exhibit "B" to the First Amendment, is hereby amended and modified to delete the words "certified public accountant" and "certified public accountants" each time the same shall appear in the last sentence thereof and insert the words "certified public accounting firm" in each instance in lieu thereof.
(D)    Section 3.2 of the Lease, as amended by Paragraph 6(B) of the First Amendment, is hereby amended and modified to insert the following before the period at the end of clause (6) thereof:
"; or (7) for an office sharing or co-working business, subject to Section 17.8 hereof".
(E)    Section 7.4(B) of the Lease, as amended by Paragraph 6(C) of the First Amendment, is hereby amended and modified to insert the following after the end of the first sentence thereof:
"The commercial general liability insurance policy set forth in the foregoing clause (2) (including any endorsements which are a part thereof) cannot exclude coverage to the Landlord Indemnitees for claims arising out of bodily injury to a contractor’s (of any tier) or vendor’s employees if such claim arises during the course of employment (i.e., third party claims)."

(F)    Section 14.2(A) of the Lease is hereby amended and modified to insert before the period at the end thereof, the words "as well as other types of insurance policies as reasonably deemed necessary by Landlord or Mortgagee".
5.Condition of Premises. Tenant acknowledges that Landlord has made no representations to Tenant with respect to the condition of the Premises. Tenant acknowledges that it is currently occupying the Premises and agrees to take the same "as is" in the condition existing on the Modified Effective Date and that, notwithstanding anything to the contrary

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contained in the Lease, as amended by this Amendment, Landlord shall have no obligation to perform any work (other than Landlord's Sixth Amendment Work (as hereinafter defined)), provide any work allowance or rent credit, alter, improve, decorate, or otherwise prepare the Premises for Tenant’s continued occupancy.
6.Landlord's Sixth Amendment Work. Landlord shall, at Landlord's cost, on or before December 31, 2018, perform the work to replace the existing single entrance door to the Premises from the south hallway corridor with a Building standard, single glass entry door similar to the single glass entry door at Tenant's prior premises on the nineteenth (19th) floor fo the Building (such work, "Landlord's Sixth Amendment Work"). Landlord shall perform Landlord's Sixth Amendment Work in a good and workmanlike manner and with reasonable diligence from and after the date hereof. Landlord shall perform Landlord's Sixth Amendment Work in accordance with applicable Requirements. Landlord shall perform Landlord's Sixth Amendment Work on a Business Day and provide Tenant with reasonable advance notice with respect to when Landlord shall perform Landlord's Sixth Amendment Work.
7.Liability of Landlord. The provisions of Section 31.4 of the Lease shall be applicable to the Lease, as modified by this Amendment. Tenant shall look solely to Landlord to enforce Landlord's obligations under the Lease, as amended by this Amendment and shall not seek any damages against any of the member, managers, partners, shareholders, directors, officers and principals, direct and indirect, comprising Landlord (collectively, the "Parties"). The liability of Landlord for Landlord's obligations under the Lease, as amended by this Amendment, shall be limited to Landlord's interest in the Real Property and the proceeds thereof. Tenant shall not look to any property or assets of Landlord (other than Landlord’s interest in the Real Property

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and the proceeds thereof) in seeking either to enforce Landlord's obligations under the Lease, as amended hereby or to satisfy a judgment for Landlord's failure to perform such obligations.
8.Letter of Credit. As of the date hereof, Landlord holds a Letter of Credit in the amount of One Hundred Thirty-Six Thousand Nine Hundred Eighteen and 00/100 Dollars ($136,918.00) (the "Existing Letter of Credit") as security for the payment and performance of Tenant's obligations under the Lease, subject to Article 23 of the Lease. Simultaneously herewith, Tenant shall deliver an amendment to the Existing Letter of Credit that (i) deletes "Attention: Vincent Hoffman" from Beneficiary's notice address and inserts "Attention: Chief Financial Officer" in lieu thereof, (ii) adds language permitting partial draw-downs thereof, and (iii) modifies the Existing Letter of Credit to be subject to ISP 98.
9.Brokerage.
(A)    Tenant represents and warrants to Landlord that it has not dealt with any broker, finder or like agent in connection with this Amendment other than CBRE, Inc. ("Broker"). Tenant does hereby indemnify and hold Landlord harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys' fees and disbursements) incurred by Landlord by reason of any claim of or liability to any broker, finder or like agent excluding Broker who shall claim to have dealt with Tenant in connection herewith.
(B)    Landlord represents and warrants to Tenant that it has not dealt with any broker, finder or like agent in connection with this Amendment other than Broker. Landlord does hereby indemnify and hold Tenant harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys' fees and disbursements) incurred by Tenant by reason of any claim of or liability to any broker, finder or like agent, excluding Broker, who shall claim to have dealt with Landlord in connection herewith.

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(C)    The provisions of this Paragraph 9 shall survive the expiration or termination of the Lease, as amended by this Amendment.
10.Authorization. Tenant represents and warrants to Landlord that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Tenant has been duly authorized to do so, and that no other action or approval is required with respect to this transaction. Landlord represents and warrants to Tenant that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Landlord has been duly authorized to do so, and that no other action or approval is required with respect to this transaction.
11.Full Force and Effect of Lease. Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.
12.Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire understanding between the parties hereto with respect to the matters set forth herein and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
13.Enforceability. This Amendment shall not be binding upon or enforceable against either Landlord or Tenant unless, and until, Landlord and Tenant, each in its sole discretion, shall have executed and unconditionally delivered to the other an executed counterpart of this Amendment.
14.Counterparts. This Amendment may be executed in one or more counterparts each of which when taken together shall constitute but one original.
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IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the date first above written.

ONE PENN PLAZA LLC, Landlord

By:     Vornado Realty L.P., as managing member

By:     Vornado Realty Trust, its general partner

By:    \s\ David R. Greenbaum
David R. Greenbaum
President – New York Division

OPHTHOTECH CORPORATION, Tenant

By: \s\ Glenn Sblendorio
Name: Glenn Sblendorio
Title: President and CEO

TENANT'S EIN#:20-8185347

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
(Within New York State)

STATE OF NEW YORK        )
: ss.:
COUNTY OF NASSAU        )

On the 29th day of June, in the year 2018, before me, the undersigned personally appeared Glenn Sblendorio, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Kathleen Galante
Notary Public

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
(Outside of New York State)

STATE OF ______________________        )
: ss.:
COUNTY OF ____________________        )

On the _____ day of _________________, in the year 2018, before me, the undersigned, personally appeared _________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the _______________. (Insert the city or other political subdivision and the state or country or other place the acknowledgment was taken.)

____________________________

(Signature and office of individual                                     taking acknowledgment)